JOINT FILER INFORMATION
Name:		Occidental Chemical Holding Corporation
Address:		10889 Wilshire Boulevard Los Angeles, California 90024
Designated Filer:		Occidental Petroleum Corporation
Issuer & Ticker Symbol:		Lyondell Chemical Company (LYO)
Date of Event Requiring Statement:		2/2/2007
Signature:		OCCIDENTAL CHEMICAL HOLDING CORPORATION
	By:	/s/ JIM A. LEONARD
Jim A. Leonard Vice President

JOINT FILER INFORMATION
Name:		Occidental Petroleum Investment Co.
Address:		10889 Wilshire Boulevard Los Angeles, California 90024
Designated Filer:		Occidental Petroleum Corporation
Issuer & Ticker Symbol:		Lyondell Chemical Company (LYO)
Date of Event Requiring Statement:		2/2/2007
Signature:		OCCIDENTAL PETROLEUM INVESTMENT CO.
	By:	/s/ JIM A. LEONARD
Jim A. Leonard President